Exhibit 99.2
UniSource Energy Corporation
Supplemental Earnings & Outlook Information
February 26, 2009
SAFE HARBOR AND NON-GAAP MEASURES
This document contains forward-looking information that involves risks and uncertainties, that include, but are not limited to: state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; performance of TEP’s generating plants; and other factors listed in UniSource Energy’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from historical results or from outcomes currently expected by UniSource Energy.
The Company’s press releases and other communications may include certain non-Generally Accepted Accounting Principles (GAAP) financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.
Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income and earnings (loss) per share. The Company uses these non-GAAP measures to evaluate the operations of the Company. Certain non-GAAP financial measures utilized by the Company exclude: the impact of non-recurring items: the effect of accounting changes or adjustments; expenses that are reimbursed by third parties; and other items. The Company’s management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings or cash flow capacity of the Company’s operations. Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

2009 EARNINGS OUTLOOK
UniSource Energy diluted earnings per share range: $2.55 — $2.90 per share
The following list of assumptions is not intended to be a full list of factors which could cause UniSource Energy’s future results to differ from current expectations. Please refer to UniSource Energy’s SEC filings for more information regarding risks and other uncertainties that could cause current expectations to differ from future results.
2009 TEP Assumptions
•	TEP Utility Gross Margin[1] of approximately $620 million
•	Normal weather patterns

•	No change in aggregate retail kWh sales from 2008 actual; customer growth of 0.5%
•	2008 retail kWh sales were approximately 9,500 GWh

•	A 1% change in overall retail kWh sales represents a change in gross margin of approximately $5.7 million pre-tax, or $0.09 / diluted share, based on a weighted average non-fuel rate of $0.06 per kWh
2009 UES Assumptions
•	Normal weather patterns
•	No change in aggregate residential and small commercial kWh sales from 2008
•	Increase of approximately 170,000 MWh in mining and industrial sales relative to 2008
•	No change in aggregate retail gas therm sales from 2008
2009 UED Assumptions
•	Approximately $5 million additional gross margin ($3 million after tax) compared with 2008 due to full year of operations at the Black Mountain Generating Station; PPA with UNS Electric began June 1, 2008
2009 UniSource Consolidated Assumptions
•	2009 base O&M expense of $285 million
•	2009 O&M includes estimated pension and postretirement benefits expense of $20 million, compared with $11 million in 2008

•	Excludes transmission wheeling expense as it will be subject to recovery through the PPFAC and reported as a separate line item in the calculation of gross margin instead of being reported in O&M expense

[1]	Utility Gross Margin is a non-GAAP measure. See Non-GAAP measures below for a reconciliation of Utility Gross Margin (Non-GAAP) to Operating Income (GAAP) for 2006-2008.

2009 UniSource Consolidated Assumptions (con’t)
•	In 2008, base O&M expense was $263 million. For comparison purposes, this amount excludes $19 million of transmission and wheeling expense that was reported as O&M.

•	Estimated and historical pension and postretirement benefits expense:

	2009 est.	2008	2007	2006
	-Millions of Dollars-
Recorded in O&M Expense
Pension Expense	$16	$6	$8	$8
Other Postretirement Benefits	4	5	5	6

Total	$20	$11	$13	$14

•	Increase in depreciation and amortization expense of approximately $22 million compared with 2008 (excluding TRA amortization of $24 million that was recorded in 2008 and terminated in May 2008)

•	2009 includes
•	depreciation expense of $147 million compared with $126 million in 2008

•	capital lease amortization of $18 million compared with $21 million in 2008

•	other amortization of $4 million related to regulatory assets at TEP created by the 2008 rate order
•	Interest expense on capital leases (net of interest income on investment in lease debt) of $45 million in 2009 compared with $48 million in 2008
•	40% effective income tax rate
•	Avg. shares outstanding: 36 million basic; 40 million fully diluted
•	Fully diluted EPS calculation incorporates $4.4 million of after-tax interest savings as if the $150 million of convertible notes were converted to common stock
2010 AND 2011 OUTLOOK
TEP Assumptions
•	An increase in aggregate TEP retail sales from 2009 ranging from 1% to 1.5% on average in each year
•	Customer growth from 2009 ranging from 0.5% to 2% on average in each year
•	Re-pricing in 2010 of energy component under long-term wholesale sales contract with Navajo Tribal Utility Authority
•	50% of summer energy (June-Sept) will be based on market price of power
•	Re-pricing in 2011 of energy component under long-term wholesale sales contract with Salt River Project
•	Beginning in June 2011, price of energy based on market price of power
•	Capital lease amortization of $19 million in 2010 and $11 million in 2011

•	Interest expense on capital leases (net of interest income on investment in lease debt) of $44 million in 2010 and $41 million in 2011

•	Springerville Unit 4 operational in 2010, resulting in full-year pre-tax benefits of approximately $8 million

UES Assumptions
•	An increase from 2009 in non-mining retail kWh sales at UNS Electric ranging from 1.5% to 3% on average in each year
•	Estimated mining sales of 200,000 – 300,000 MWh in 2010 and 2011
•	An increase in retail therm sales UNS Gas ranging from 2009 ranging from 0.5% to 1.5% on average in each year

•	UNS Gas rate order in late 2009 or early 2010

PIMA COUNTY (TUCSON) ECONOMIC INDICATORS2
2001 — 2008 Unemployment Rate
2008 Seasonally Adjusted Unemployment Rate

[2]	Source: Arizona Department of Commerce

NON-GAAP MEASURES
Utility Gross Margin — TEP
TEP’s Utility Gross Margin represents retail and wholesale electric revenues less fuel and purchased power expense. Utility Gross Margin is presented here as a measure of operating performance because it can be used as an indication of a company’s electric revenues in excess of the fuel and purchased power costs and is commonly used as an analytical indicator in our industry. Utility Gross Margin measures presented may not be comparable to similarly titled measures used by other companies. Utility Gross Margin is not a measurement presented in accordance with United States generally accepted accounting principles (GAAP), and we do not intend Utility Gross Margin to represent operating income as defined by GAAP. Utility Gross Margin should not be considered to be an alternative to operating income or any other items calculated in accordance with GAAP or an indicator of our operating performance.
TEP believes Utility Gross Margin, which is a non-GAAP financial measure, provides useful information to investors as a measure of operating performance. The most directly comparable GAAP measure to Utility Gross Margin is operating income.

TEP	2008	2007	2006
	-Millions of Dollars-
Utility Gross Margin (non-GAAP)	$520	$582	$604
Operating Income (GAAP)	$107	$189	$216

Reconciliation of TEP Utility Gross Margin (non-GAAP) to Operating Income (GAAP)

	2008	2007	2006
	-Millions of Dollars-
Retail Electric Sales	$802	$812	$774
Electric Wholesale Sales	260	196	179

Total	1,062	1,008	953

Less Fuel and Purchased Power
Fuel	285	291	258
Reimbursed Fuel Expense	(5)	(5)	(9)
FAS 71 Reinstatement Included in Fuel Expense	24	—	—
Purchased Energy	238	140	100

Total	542	426	349

Utility Gross Margin (non-GAAP)	$520	$582	$604

Reconciling Line Items to Operating Income
Other Revenues:

CTC Revenue to be Refunded	(58)	—	—
Other Revenues	75	62	36

Other Operating Expenses (Income):
Reimbursed Fuel Expense	5	5	9

FAS 71 Reinstatement Included in Fuel Expense	(24)	—	—
Other Operations and Maintenance	267	212	198
Depreciation and Amortization	126	120	112
Amortization of 1999 Transition Recovery Asset	24	78	66
Taxes Other Than Income Taxes	32	40	39

Operating Income (GAAP)	$107	$189	$216

Base O&M — TEP
Base O&M excludes: expenses incurred by TEP that are reimbursed by a third party; and the sale of SO2 allowances, which is recorded as a contra expense on TEP’s GAAP financial statements. Base O&M is not a measurement presented in accordance with GAAP and we do not intend Base O&M to represent reported O&M as defined by GAAP. You should not consider Base O&M to be an alternative to O&M or any other items calculated in accordance with GAAP. We believe Base O&M, which is a non-GAAP measure, provides useful information to investors as a measure of TEP’s operating and maintenance expenses.

As of December 31,	2008	2007	2006
	-Millions of Dollars-
TEP Base O&M (non-GAAP)	$229	$201	$196
TEP O&M (GAAP)	$267	$212	$199
Reconciliation of Base O&M (non-GAAP) to O&M (GAAP)

	2008	2007	2006
	-Millions of Dollars-
TEP O&M Components
A&G, T&D, Customer Service, Etc.	150	139	137
Transmission and Wheeling Expense	11	9	5
Generating Plant Maintenance Expense	58	41	43
Pension and Postretirement Benefits Expense	10	12	11

TEP Base O&M (Non-GAAP)	$229	$201	$196

Reimbursed O&M Related to Springerville Units 3 and 4	35	24	9
Expenses Related to Customer-funded Renewable Energy Programs*	3	2	1
Reinstatement of FAS 71	1	—	—
Gain on the Sale of SO2 Emissions Allowances	(1)	(15)	(7)

TEP O&M (GAAP)	$267	$212	$199

UNS Gas O&M	25	27	25
UNS Electric O&M	30	30	26
Consolidating Adjustments & Other**	(10)	(11)	(3)

UniSource Energy O&M (GAAP)	$312	$258	$247

*	Represents expenses related TEP’s customer-funded renewable energy programs; the offsetting funds collected from customers are recorded in other revenue.

**	Consolidating adjustments shown net of O&M related to Millennium and UED

OTHER INFORMATION
Basic and Diluted Shares Outstanding

(amounts in 000s)	2008	2007
Numerator
Net Income	$14,021	$58,373
Income from Assumed Conversion of Convertible Senior Notes	—	4,390

Adjusted Numerator	$14,021	$62,763

Denominator:
Weighted-average Shares of Common Stock Outstanding	35,632	35,486
Effect of Diluted Securities Convertible Senior Notes	—	4,000
Options and Restricted Stock	532	583

Total Shares	36,164	40,069

For the year ended December 31, 2008, 4 million potentially dilutive shares from the conversion of convertible senior notes, and after-tax interest expense of $4.4 million was not included in the computation of diluted EPS because to do so would be anti-dilutive.
Stock options with an exercise price greater than the average market price of the common stock at year end are excluded from the dilution calculation.